UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 21, 2005

PICO Holdings, Inc.

(Exact name of registrant as specified in its charter)

California	10-18786	94-2723335

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Prospect Street, Suite 301, La Jolla, California	92037

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(858) 456-6022

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business Operations
Item 1.01 Entry into a Material Definitive Agreement
Employment Agreements
On September 21, 2005, the Compensation Committee approved new Employment Agreements for Ronald Langley, Chairman and John R. Hart, President & CEO to take effect January 1, 2006 and to expire on December 31, 2010. These Employment Agreements will replace the current Employment Agreements, which the Company entered into with Mr. Langley and Mr. Hart on January 1, 2002 and which are due to expire on December 31, 2005. The Board of Directors delegated to the Compensation Committee the responsibility for structuring and negotiating new Employment Agreements with Mr. Langley and Mr. Hart. The Compensation Committee is comprised entirely of independent Directors. The Compensation Committee retained an independent compensation expert who is a Principal with The Bankers Bank, a national compensation consulting firm, to assist with the analysis of the compensation program.
The two Employment Agreements are identical in all material respects and each provides for base compensation at a fixed rate and an annual incentive award.
Each Employment Agreement provides for an annual incentive award based on the growth of the Company’s book value per share, adjusted for any impact on book value by 7/8 of all stock appreciation rights-related expenses, net of tax, during the fiscal year above a threshold. Incentive awards are earned when the Company’s percentage increase in book value per share for a given fiscal year exceeds the threshold of 80% of the S&P 500 annualized total return for the five previous calendar years, including the given fiscal year. In that event, the incentive award under each contract would be equal to 5% of the increase in book value per share multiplied by the number of the Company’s shares outstanding at the beginning of the fiscal year. A similar adjustment of the 7/8 of all stock appreciation rights-related expenses, net of tax, was made to the Employment Agreements which expire on December 31, 2005 for calendar year 2005 performance.
In addition to the annual incentive plan, each Employment Agreement provides for a base salary in 2006 of $1,075,000, subject to annual cost of living adjustments approved by the Compensation Committee.
Each Employment Agreement provides that the employee will be entitled to the standard employee benefits package available to all employees of the Company.
The Employment Agreements also provide that if the employee is terminated for any reason other than cause, or death or disability, prior to January 1, 2008, the employee shall be paid a lump sum of $3,225,000. If the employee is terminated after January 1, 2008, the employee shall be paid a lump sum equal to $3,225,000 minus the amount of base salary paid to the employee after January 1, 2008 to the date of termination. In addition, the employee shall receive the pro rata portion of the annual incentive award that would have been payable to employee for the year in which termination occurs; the portion of the annual incentive award payable to employee shall be equal to the incentive award payable for the full year times a fraction, the numerator of which shall be the increase in book value per share at the date of termination and the denominator of which shall be the increase in the book value per share at December 31 of the year of termination.
The Employment Agreements also provide that if employment is terminated as a result of death, or permanent and total disability (as determined by the Board of Directors in its sole discretion) prior to January 1, 2008, a lump sum of $3,225,000 shall be paid to the employee or, if appropriate, his beneficiary. If employment is terminated as a result of the employee’s death or permanent and total disability after January 1, 2008, the employee or, if appropriate, the employee’s beneficiary shall receive a lump sum of $3,225,000 minus the amount paid as base salary to employee from January 1, 2008 to the date of death or permanent and total disability. In addition, employee shall receive the pro rata portion of the annual incentive award that would have been payable to employee for the year in which termination occurs; the portion of the annual incentive award payable to employee shall be equal to the incentive award payable for the full year times a fraction, the numerator of which shall be the increase in book value per share at the date of termination and the denominator of which shall be the increase in the book value per share at December 31 of the year of termination.
The Employment Agreements also provide that if the employee terminates employment for any reason prior to December 31, 2010, the Company shall make a lump sum payment to the employee. This lump sum amount shall be $500,000 if the employee terminates employment during calendar year 2006. Such lump sum amount decreases by $100,000 for each subsequent calendar year.
Bonus Plan
Four additional executive officers of the Company participate in an incentive award plan. These four executive officers only become eligible for an incentive award if Mr. Langley and Mr. Hart receive an incentive award pursuant to the January 1, 2006 Employment Agreements. The participation of these four executive officers in the above-described incentive award program is wholly in the discretion of the Company’s Chairman and President and Chief Executive Officer, with approval by the Compensation Committee. The incentive award, if any, paid to the four additional executive officers is calculated utilizing a bonus to salary percentage of Mr. Langley and Mr. Hart, applied to the salaries of Richard H. Sharpe, Chief Operating Officer, Maxim C. W. Webb, Chief Financial Officer and Treasurer, W. Raymond Webb, Vice President, Investments, and John T. Perri, Vice President, Controller.
The Company issued a press release on September 23, 2005 regarding the new Employment Agreements. The press release attached hereto as Exhibit 99.1 is being furnished with this Current Report on Form 8-K.
Item 1.02 Termination of a Material Definitive Agreement
In addition to finalizing new Employment Agreements as disclosed in Item 1.01 above, on September 21, 2005, the Compensation Committee amended the PICO Holdings, Inc. 2003 Stock Appreciation Rights Program (“Program”), effective on that date. Previously, on July 17, 2003, the Company’s shareholders approved the Program, which was effective the same day, i.e., July 17, 2003. The Program provided for a cash-only SAR Program to the Company’s non-employee Directors, officers, and one consultant.
On September 21, 2005, the Compensation Committee decided that amending the Program was in the best interests of the Company and its shareholders due to effects of new financial accounting pronouncements on liability awards such as cash-settled stock appreciation rights plans. In addition, the Program is impacted by recent U.S. income tax legislation effective in 2005. Under the terms of the amendment approved by the Compensation Committee, each holder of stock appreciation rights shall receive the difference between his or her exercise prices for the stock appreciation rights and the Nasdaq Official Closing Price of the Company’s stock on September 21, 2005. Prior to the date of amendment to the Company’s 2003 SAR Program, all the stock appreciation rights were fully vested.
Payment of substantially all of the proceeds arising from the amendment to the cash-only 2003 SAR Program will be deferred and paid out in a similar fashion as the Company’s 2004 deferred compensation plan. The deferred compensation amounts, together with any earnings on the deferred compensation, remain general liabilities of the Company.
The holders of the Company’s stock appreciation rights which were amended on September 21, 2005, the number of each holder’s stock appreciation rights, the applicable exercise prices, and the proceeds are indicated below:

Grantee	Number of SARs	Exercise Price	Gross Proceeds*

Ronald Langley	85,833	$3.49	$2,552,673
	63,283	$4.74	$1,802,933
	175,347	$13.45	$3,468,364
	427,932	$15.00	$7,801,200

John R. Hart	143,140	$3.49	$4,256,984
	63,283	$4.74	$1,802,933
	175,347	$13.45	$3,468,364
	456,586	$15.00	$8,323,563

Richard H. Sharpe	60,119	$13.45	$1,189,154
	75,149	$15.00	$1,369,966

Maxim C. W. Webb	10,665	$13.25	$213,087
	60,472	$15.00	$1,102,405

John T. Perri	16,000	$15.00	$291,680

W. Raymond Webb	32,000	$15.00	$583,360

Dorothy A. Timian-Palmer	20,000	$15.00	$364,600

James F. Mosier	16,833	$13.45	$332,957
	21,042	$15.00	$383,596

John D. Weil	1,500	$15.00	$27,345

Carlos C. Campbell	1,500	$15.00	$27,345

Richard D. Ruppert, MD	1,500	$15.00	$27,345

S. Walter Foulkrod III, Esq.	1,500	$15.00	$27,345
*Gross Proceeds are based on PICO’s closing share price on September 21, 2005 of $33.23.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PICO HOLDINGS, INC.
Date: September 23, 2005	By:	/s/ Maxim C. W. Webb
Maxim C. W. Webb
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	September 23, 2005 Press Release by PICO Holdings, Inc.